UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2017

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 340, Leawood, KS 66211

(Address of principal executive offices) (Zip Code)

(913) 353-1000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

On December 18, 2017, Aratana Therapeutics, Inc. (the “Company” or “we”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC. (“Cowen”) pursuant to which the Company may sell from time to time, at its option, up to an aggregate of $50.0 million of shares of its common stock (the “Shares”) through Cowen, as sales agent. Sales of the Shares, if any, will be made under the Company’s previously filed and currently effective Registration Statement on Form S-3 (Reg. No. 333-219681), by means of ordinary brokers’ transactions on The Nasdaq Global Market or otherwise. Additionally, under the terms of the Sales Agreement, the Shares may be sold at market prices, at negotiated prices or at prices related to the prevailing market price. Cowen will use reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any shares of its common stock pursuant to the Sales Agreement. The Company will pay Cowen a commission of 3% of the gross proceeds from the sale of the Shares, if any. The Company has also agreed to provide Cowen with customary indemnification rights. The offering of the Shares will terminate upon the earliest of (a) the sale of all of the Shares or (b) the termination of the Sales Agreement by the Company or Cowen.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated December 18, 2017, regarding the validity of the shares of common stock to be issued and sold pursuant to the Sales Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01.                                        Other Events.

The Company recently updated its business information as follows:

AT-003 (bupivacaine liposome injectable suspension) for cats

In December 2017, the Company received the target animal safety technical section complete letter for AT-003 (bupivacaine liposome injectable suspension) in cats from the U.S. Food and Drug Administration’s (“FDA”) Center for Veterinary Medicine (“CVM”).

As previously announced, we completed an FDA-concurred pivotal field effectiveness study evaluating bupivacaine liposome injectable suspension for post-operative pain management in cats. The multi-center, placebo-controlled, randomized and masked pivotal field effectiveness study evaluated approximately 200 client-owned cats undergoing an elective onychectomy. Results from the study showed bupivacaine liposome injectable suspension met protocol-defined efficacy success criteria, which were statistically significant (p<0.05). The therapeutic candidate was well-tolerated.  In October 2017, data from the study was submitted as part of the effectiveness technical section to CVM.

As previously announced, we have submitted all major technical sections to CVM, which if approved, would support the filing of a supplemental New Animal Drug Application (“NADA”) with CVM to expand the NOCITA label to include cats in 2018.

AT-016 (allogeneic adipose-derived stem cells) for dogs

The Company announced it had received top-line pivotal field effectiveness study results for AT-016, an investigational adipose-derived allogeneic stem cell therapeutic candidate for the control of clinical signs associated with osteoarthritis.

On December 14, 2017, Aratana’s license partner VetStem BioPharma Inc., who is responsible for the development of AT-016, shared the results of a pivotal study, which did not achieve protocol-defined efficacy success criteria. As part of Aratana’s exclusive commercial license for dogs with osteoarthritis in the United States, the Company had funded the clinical study and other work. Aratana anticipates that after VetStem has further evaluated the study results, the parties will determine if the collaboration to bring the therapeutic to market will continue.

ENTYCE Commercial Update

In late-October 2017, we made ENTYCE® (capromorelin oral solution) commercially available to veterinarians in the United States primarily through a mix of national and regional independent distributors.  Initial market acceptance of ENTYCE has exceeded the Company’s internal expectations.  For instance, one of the Company’s critical launch objectives was to have at least 1,800 veterinary clinics order ENTYCE by the end of 2017; as of December 18, 2017, we believe we have already approximately doubled that objective.  As of December 18, 2017, we have sold over $1 million of ENTYCE to distributors as initial stocking orders and re-orders.  We continue to believe that we will be able to maintain continuous supply of ENTYCE to meet anticipated demand.

Cash Guidance

For the full year 2017, the Company continues to anticipate a year-end cash balance of approximately $65 million.  Based on our current operating plan, we continue to believe that our cash, cash equivalents and short-term investments will be sufficient to fund our operations and debt obligations through at least 2018.

Forward-Looking Statements

Some of the information contained in this report, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. In this report, the words “anticipates,” “believes,” “expects,” “intends,” “future,” “could,” “estimates,” “plans,” “would,” “should,” “potential,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward-looking statements.  Forward looking statements include statements regarding AT-003 for cats, AT-016 for dogs, Entyce revenues in 2017 and our year-ending 2017 cash balance.  These forward-looking statements involve risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to: our history of operating losses and our expectation that we will continue to incur losses for the foreseeable future; failure to obtain sufficient capital to fund our operations; risks relating to the impairment of intangible assets; risks relating to the discontinuation of BLONTRESS and TACTRESS; effects of stockholder class action lawsuits; unstable market and economic conditions; restrictions on our financial flexibility due to the terms of our credit facility; our substantial dependence upon the commercial success of our therapeutics GALLIPRANT, ENTYCE and NOCITA; development of our biologic therapeutic candidates is dependent upon relatively novel technologies and uncertain regulatory pathways, and biologics may not be commercially viable; denial or delay of regulatory approval for our existing or future therapeutic candidates; failure of our therapeutics, and our current or future therapeutic candidates that may obtain regulatory approval to achieve market acceptance or commercial success; effects of product liability lawsuits; failure to realize anticipated benefits of our acquisitions and difficulties associated with integrating the acquired businesses; development of pet therapeutics is a lengthy and expensive process with an uncertain outcome; competition in the pet therapeutics market, including from generic alternatives to our therapeutic candidates, and failure to compete effectively; failure to identify, license or acquire, develop and commercialize additional therapeutic candidates; failure to attract and retain senior management and key scientific personnel; our reliance on third-party manufacturers, suppliers and collaborators; regulatory restrictions on the marketing of our approved therapeutics and therapeutic candidates; our small commercial sales organization, and any failure to create a sales force or collaborate with third-parties to commercialize our approved therapeutics and therapeutic candidates; difficulties in managing the growth of our company; significant costs of being a public company; risks related to the restatement of our financial statements for the year ended December 31, 2013, and the identification of a material weakness in our internal control over financial reporting; changes in distribution channels for pet therapeutics; consolidation of our veterinarian customers; limitations on our ability to use our net operating loss carryforwards; impacts of generic products; safety or efficacy concerns with respect to our therapeutics; effects of system failures or security breaches; failure to perform under our agreements with Elanco Animal Health, or termination thereof; failure to obtain ownership of issued patents covering our therapeutic candidates or failure to prosecute or enforce licensed patents; failure to comply with our obligations under our license agreements; effects of patent or other intellectual property lawsuits; failure to protect our intellectual property; changing patent laws and regulations; non-compliance with any legal or regulatory requirements; litigation resulting from the misuse of our confidential information; the uncertainty of the regulatory approval process and the costs associated with government regulation of our therapeutic candidates; failure to obtain regulatory approvals in foreign jurisdictions; effects of legislative or regulatory reform with respect to pet therapeutics; the volatility of the price of our common stock; our status as an emerging growth company, which could make our common stock less attractive to investors; dilution of our common stock as a result of future financings; the influence of certain significant stockholders over our business; and provisions in our charter documents and under Delaware law could delay or prevent a change in control. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission, or SEC, on March 14, 2017, along with our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

10.1	Sales Agreement, dated as of December 18, 2017, by and between Aratana Therapeutics, Inc. and Cowen and Company, LLC.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: December 18, 2017	By:
/s/ Steven St. Peter
Steven St. Peter

President and Chief Executive Officer